EXHIBIT 10.1

Executive Consulting Agreement

This Executive Consulting Agreement (the "Agreement") is made effective as of May 18, 2026 (the “Effective Date”), by and between Karbon-X Corp. ("the Company" or "KARX"), a Nevada corporation, and Chad Clovis ("Executive").

1. Appointment & Scope of Services

The Company hereby appoints Executive to and Executive agrees to accept the position of Chief Executive Officer with duties ordinary and usual to a Chief Executive Officer of a public company. Executive shall report to the Company's Board of Directors (the “Board”). Executive shall serve as a member of the Board and may serve as an officer and/or director of any Subsidiaries. Executive shall have such responsibilities and duties as are commensurate with the position of Chief Executive Officer in an entity comparable to the Company, including, without limitation, developing and implementing the Company’s products and technologies. The Board shall have the right to modify Executive’s duties from time to time as the Board may deem necessary or appropriate. Executive represents and warrants that: (a) he has full power and authority to enter into this Consulting Agreement, (b) he is not restricted in any manner whatsoever from performing the duties described below, and (c) no agreement, covenant or other matter prohibits or limits his ability or authority to enter into this Agreement or perform all of the duties described below. Executive's Consulting with the Company shall include service for the Company's direct and indirect subsidiaries and affiliated entities (the "Subsidiaries").

2. Compensation Structure

Base Compensation. Commencing on the Effective Date, the Company shall pay the Executive base compensation in the gross amount of $450,000 USD per year, paid in twelve equal monthly installments in accordance with normal Company payroll practices, subject to reviews and increases in the sole discretion of the Board (“Base Compensation”). Increases shall not be reasonably withheld based on performance from date of Consulting, as established by the Compensation Committee of the Board.

Consulting Benefits. Executive shall be entitled to the following benefits during the Consulting Term:

Expense Allowance. Executive shall be reimbursed for business related expenses reasonably and necessarily incurred and advanced by Executive in performing his duties for the Company, subject to review by the Board or its designee and in accordance with Company policy as it exists from time to time.

Other Benefits. Executive may participate in all other employee benefit plans and programs as the Company may, from time to time, offer to its executive employees, subject to the same terms and conditions as such benefits are generally provided by the Company. All such benefits are subject to plan documents (where applicable) and the Company’s policies and procedures. Nothing in this Section guarantees that any specific benefit will be provided or offered by the Company which has the right to add, modify, or terminate benefits at any time.

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Executive Consulting Agreement

Stock Options Executive shall be granted a total of 1,500,000 employee stock options pursuant to the 2024 Karbon-X Corp. Employee, Director and ‘Consultant Stock Option Plan pursuant to a separate Stock Option Agreement attached hereto as Exhibit A.

Bonus. For fiscal years during the Consulting Term commencing with the Effective Date, Executive shall be eligible to receive a target bonus of $150,000 USD upon achievement of the milestones set forth in Exhibit B hereto.

Termination and Severance Benefits.

Death. The death of Executive shall automatically terminate the Company's obligations under this Agreement; provided however, that: (i) the Company shall pay to Executive's estate Executive's Base Compensation, pro rata bonus and accrued benefits through the date of termination; and (ii) all vested and unvested Plan Options granted under this Agreement or pursuant to the Stock Option Agreement set forth as Exhibit A will upon such termination become fully vested and immediately exercisable for a period of one (1) year.

Disability. If Executive is unable, in the reasonable determination of the Board, to render services of substantially the kind and nature, and to substantially the extent, required to be rendered by Executive under this Agreement due to illness, injury, physical or mental incapacity or other disability, for 120 days, whether consecutive or not, within any 12 month period, Executive's Consulting may be terminated by the Company and: (i) the Company's sole obligation shall be to pay to Executive his Base Compensation and accrued benefits through the date of termination; and (ii) any vested and unvested Plan Options granted under this Agreement or as set forth on Exhibit A will upon such termination become fully vested and immediately exercisable for a period of one (1) year.

Resignation. Subject to paragraph (Termination due to change in control), if Executive resigns his Consulting during the Consulting Term, the Company shall have no liability to Executive except to pay Executive's Base Compensation and any accrued benefits through his last day worked, and Executive shall not be entitled to receive severance or other benefits. Notice given by Executive of non-renewal of this Agreement as provided for in this Agreement shall be treated as a resignation for purposes of this Section and all vested Plan Options granted under this Agreement or pursuant to Exhibit A will upon such resignation become immediately exercisable for a period of one (1) year.

Termination By Company for Cause. If the Executive's Consulting is terminated for Cause (as defined below), the Company shall have no liability to Executive except to pay Executive's Base Compensation and any accrued benefits through his last day worked.

Termination By Company Without Cause. If the Company terminates Executive's Consulting during the Consulting Term without Cause (and for reasons other than Death, Disability or Change in Control as provided for in subsection (g) immediately following), Executive shall be entitled to receive all accrued but unpaid salary and benefits through the date of termination plus the Severance Benefit. All vested and unvested Plan Options granted under this Agreement or pursuant to Exhibit A will upon such termination become fully vested and immediately exercisable for a period of one (1) year.

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Executive Consulting Agreement

Notice given by the Company of non-renewal of this Agreement as provided for in this Agreement shall be treated as a termination without Cause, unless the Notice specifically sets forth a basis for Cause, for purposes of this Section.

Termination Due to Change in Control. If the Company or the Executive terminates Executive's Consulting without Cause (and for reasons other than Death or Disability) in conjunction with a Change in Control (as defined below), Executive shall be entitled to receive all accrued but unpaid salary and benefits through the date of termination plus the Change in Control Benefit (as defined below).

Cause. The following acts by Executive, as determined by the Board in its reasonable discretion, shall constitute "Cause" for termination:

Theft or embezzlement, or attempted theft or embezzlement, of money or material tangible or intangible assets or property of the Company, its Subsidiaries or its employees or business relations;

Gross negligence or willful misconduct in the performance of Executive's duties;

Executive's material breach of this Agreement which, after written notice by the Company of such breach, is not cured within thirty (30) days of such notice.

Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

A merger or consolidation involving the Company or any subsidiary of the Company after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the stockholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (B) in the case of a triangular merger involving the Company or a subsidiary of the Company, the stockholders of the company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

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Executive Consulting Agreement

An acquisition by any person, entity or "group" (within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type [MM1.1]referred to in clause A(i)" of this Section 9(j)(i), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company (in a single transaction or series of related transactions);

Any change of 50% or more of the Directors of the Company that are in existence at the date of execution of this Agreement, provided that if Executive votes to approve any such change it will not be a change of control.

Severance Benefit. The "Severance Benefit" shall mean: (i) continuation of Executive's Base Compensation in effect immediately prior to such termination or resignation for the term of this Consulting Agreement, but in any event such compensation shall be for no less than twelve (12) months (“Severance Benefit Period”); (ii) continuation of Executive's Consulting benefits for the Severance Benefit Period; and (iii) Any vested and unvested but outstanding Options held by the Executive will become fully vested and exercisable at any time within 12 months; and, (iv) reimbursement for post-retirement health coverage.

Change in Control Benefit. The "Change in Control Benefit" shall mean:

Continuation of Executive's Base compensation in effect immediately prior to such termination or resignation for a period equal to twice the amount of the Severance Benefit Period or the remainder of the then current Consulting Term ("Change in Control Benefit Period"), whichever is longer; and

Continuation of Executive's Consulting benefits for the Change in Control Benefit Period and reimbursement for post-retirement health care benefits; and

Any unvested but outstanding Options granted under this Agreement will become fully vested and exercisable at any time within 12 months.

Resignations. Upon the end of Executive’s Consulting for any reason, Executive shall be deemed to have resigned from any positions which he holds as a director or officer of the Company and any of its Subsidiaries or affiliates.

3. Manner of Consulting. Executive shall faithfully, diligently and competently perform his responsibilities and duties.

Location of Consulting. Executive shall work out of any location Executive deems appropriate and hereby acknowledges travel to other locations in the performance of his services, including but not limited to jurisdictions in which the Company has its operations may be required.

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Executive Consulting Agreement

Outside Interests. Subject to the confidentiality provisions, Executive may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature and description, and neither KARX nor any other Party shall have any right in or to any such activities or the proceeds, income or profits derived therefrom.

Waiver of Certain Fiduciary Duties. To the fullest extent permitted by law, Executive shall not be required to devote his full-time business attention to the business of KARX, and shall not have any fiduciary duties to KARX to any other Party relating to those business ventures that he is permitted to engage in above. To the extent that any Party has any liabilities or duties at law or in equity, including fiduciary duties or other standards of care, more expansive than those set forth herein, such liabilities and duties are hereby modified to the extent permitted under the Act to those set forth herein.

Liability for Debts of KARX. Executive shall not be personally liable for any debts, liabilities or obligations of KARX, whether to the KARX, or to the creditors of KARX.

Limitation of Liability. Executive shall not have any liability under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of KARX, in each case except to the extent required by law.

Independent Contractor. In performing his services, Executive shall operate as, and shall have the status of, an independent contractor. Executive acknowledges that this is an agreement for services, and the Executive will at all times conduct his business and affairs in a manner consistent with maintaining their status as an independent contractor to KARX. Executive is not an employee or agent of KARX and nothing in this Agreement is intended to create a partnership, joint venture, agency or an employee and employer relationship between KARX and Executive.

Exculpation and Indemnification. Executive shall not be liable or accountable in damages or otherwise to KARX or any other Person for any act or omission done or omitted by him in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement, any Consulting agreement or any other agreement contemplated herein on the part of Executive and/or KARX shall, to the fullest extent permitted by applicable law, indemnify Executive against any loss, damage, judgment or claim incurred by or asserted against Executive (including reasonable attorneys’ fees incurred in the defense thereof) arising out of any act or omission of Executive in connection with KARX, unless such act or omission constitutes gross negligence, willful misconduct or a breach of this Agreement, any Consulting agreement or any other agreement contemplated herein on the part of Executive; provided, however, that any indemnity under this Section shall be provided out of and to the extent of KARX assets only, and the shareholders shall not have any personal liability on account thereof. This Agreement will not create or impose any fiduciary duty to KARX or the shareholders or directors.

Expenses. The Board of Directors will authorize, to the fullest extent permitted by applicable law, the advance of expenses (including legal fees) incurred by Executive in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding.

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Executive Consulting Agreement

4. Miscellaneous

This Agreement may not be assigned by KARX or the Executive.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

Notices. All notices or other communications required under this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service requiring signed acknowledgment of delivery or electronic mail (with acknowledgment of complete transmission or receipt). If by electronic mail or personal delivery, one business day after being sent.

All notices shall be addressed to the parties at the addresses set forth in the Company’s books and records, and with respect to Executive, at:

Chad Clovis

Caves Heights B33A

Nassau, New Providence, Bahamas.

Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada for contracts to be performed in that State.

Severability and Construction. If any provision of this Agreement is declared void or unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by both parties.

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Executive Consulting Agreement

Signatures:

For Karbon-X Corp.

By:	/s/ Brett Hull Board of Directors
Brett Hull

By:	/s/ Justin Bourque Board of Directors
Justin Bourque

Executive

By:	/s/ Chad Clovis
Chad Clovis

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Executive Consulting Agreement

Exhibit B

Milestone Bonus

Executive shall be entitled to a deferred milestone bonus of USD $150,000, payable upon the earlier of:

(i)	the Company’s successful listing on the NASDAQ Stock Market; or

(ii)	the completion of a merger, acquisition, or Change of Control involving the Company, in each case as determined and approved by the Board.

Such payment shall be made within 30 days following the applicable triggering event.

Payment may be made in cash or converted to equity at the Executive’s election at the time the triggering event occurs. Any equity conversion shall be made at the fair market value or VWAP determined by the Board at the time of conversion and shall remain subject to applicable securities laws, Board approvals and the terms of any applicable equity compensation plan.

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